Issuer Free Writing Prospectus dated December 5, 2022

Filed Pursuant to Rule 433

Registration No. 333-255424

Narrator: “Instead of merely making money…”

Narrator: “…why not consider building money?”

Narrator: “Belpointe OZ, the first publicly traded Opportunity Zone Fund”

Narrator: “Our unique fund targets tax-advantaged real estate investments designed to defer and eliminate your tax liability”

Narrator: “Download the white paper at belpointeblue.com”

Narrator: “Belpointe OZ, building money”